EXHIBIT 77Q(b)
COPY OF TEXT DESCRIBED IN SUB-ITEM 77D




WHEREAS, the investment policy of the Growth Portfolio of the Fund currently permits the Portfolio to invest in convertible bonds and other fixed income securities, other than money market instruments which are rated Baa or better by Moody's Investors Service, Inc. or BBB or better by Standard & Poor's Rating Services or, if not rated by Moody's or S&P, of comparable quality;and

WHEREAS, Capital Guardian Trust Company, the Portfolio Manager of the Growth Portfolio, desires that the Portfolio's investment policy be changed to permit the Portfolio to invest up to 5% of the Portfolio's assets in convertible bonds and other fixed income securities, other than money market instruments, in any rating category; therefore it is;

RESOLVED, that the investment policy of the Growth Portfolio be, and hereby is, amended to permit the Portfolio to invest up to 5% of the Portfolio's assets in convertible bonds and other fixed income securities, other than money market instruments, in any rating category, effective May 1, 1999.

WHEREAS, the investment policy of the Multi-Strategy Portfolio of the Fund currently does not provide for the Portfolio to invest in foreign currency futures contracts; and

WHEREAS, J.P. Morgan Investment Management Inc., the Portfolio Manager of the Multi-Strategy Portfolio, desires that the Portfolio's investment policy be changed to permit the Portfolio to invest in foreign currency futures contracts; therefore it is:

RESOLVED, that the investment policy of the Multi-Strategy Portfolio be, and hereby is, amended to permit the Portfolio to invest in foreign currency futures contracts effective May 1, 1999.

WHEREAS, the investment policy of the Large-Cap Value Portfolio of the Fund currently does not provide for the Portfolio to invest in mortgage-related securities; and

WHEREAS, Salomon Brothers Asset Management Inc, the Portfolio Manager of the Large-Cap Value Portfolio, desires that the Portfolio's investment policy be changed to permit the Portfolio to invest in mortgage-related securities; therefore it is:

RESOLVED, that the investment policy of the Large-Cap Value Portfolio be, and hereby is, amended to permit the Portfolio to invest in mortgage-related securities effective May 1, 1999.

WHEREAS, the investment policy of the Mid-Cap Value Portfolio of the Fund currently does not provide for the Portfolio to invest in mortgage-related securities; and

WHEREAS, Lazard Asset Management, the Portfolio Manager of the Mid-Cap Value Portfolio, desires that the Portfolio's investment policy be changed to permit the Portfolio to invest in mortgage-related securities; therefore it is:

RESOLVED, that the investment policy of the Mid-Cap Value Portfolio be, and hereby is, amended to permit the Portfolio to invest in mortgage-related securities effective May 1, 1999.

WHEREAS, the investment policy of the REIT Portfolio of the Fund currently does not provide for the Portfolio to invest in warrants and rights; and

WHEREAS, Morgan Stanley Asset Management, the Portfolio Manager of the REIT Portfolio, desires that the Portfolio's investment policy be changed to permit the Portfolio to invest in warrants and rights; therefore it is:

RESOLVED, that the investment policy of the REIT Portfolio be, and hereby is, amended to permit the Portfolio to invest in warrants and rights effective May 1, 1999.

WHEREAS, the investment policy of the International Portfolio of the Fund currently does not provide for the Portfolio to invest in options on stock indexes; and

WHEREAS, Morgan Stanley Asset Management, the Portfolio Manager of the International Portfolio, desires that the Portfolio's investment policy be changed to permit the Portfolio to invest in options on stock indexes; therefore it is:

RESOLVED, that the investment policy of the International Portfolio be, and hereby is, amended to permit the Portfolio to invest in options on stock indexes effective May 1, 1999.